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                                                                   EXHIBIT 10.15


                      TENTH AMENDMENT TO THE PENSION PLAN
                    FOR EMPLOYEES OF THE COASTAL CORPORATION
                    ----------------------------------------


  THIS AMENDMENT is made the 25th day of March, 1996, by The Coastal Corporation, a Delaware corporation (hereinafter referred to as the "Company").

                                  WITNESSETH:
                                  -----------

  WHEREAS, in the Sixth Supplement to the Pension Plan for Employees of The Coastal Corporation (the "Plan"), Great Lakes Gas Transmission Company ("Great Lakes") was identified as a member of the same Controlled Group as the Company for purposes of the Plan;

  WHEREAS, in order to assure continued compliance with Section 401(a)(4) of the Internal Revenue Code, the minimum benefit formula in the Plan should be increased with respect to Employees of Great Lakes who terminate after 1994;

  NOW, THEREFORE, the Sixth Supplement of the Plan is amended as follows:

1. The Sixth Supplement of the Plan is amended to read in its entirety as follows:

                                SIXTH SUPPLEMENT
                                ----------------

                      GREAT LAKES GAS TRANSMISSION COMPANY
                      ------------------------------------

                                   ARTICLE I
                                   ---------

                                  INTRODUCTION
                                  ------------


     * 1 moved from here; text not shown

     This Supplement is referred to as the "Great Lakes Supplement." The purpose of this Supplement is to provide a separate minimum benefit structure within the Plan for Participants who are Employees of Great Lakes and who are credited with an Hour of Service with respect to periods of time after December 31, 1994 and during which time such Participant is an Employee of Great Lakes.

         The provisions of the Great Lakes Supplement apply in lieu of inconsistent or contrary provisions contained in the Plan (excluding this Supplement) with respect to persons to whom this Supplement applies.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

         Terms used in this Supplement which are defined in the Plan have the same meaning in this Supplement unless such terms are defined differently for purposes of this Supplement. The definition of terms defined in this Supplement apply only to this Supplement and not to other parts of the Plan.

         2.1 "Great Lakes" means Great Lakes Gas Transmission Company, a Delaware corporation, or any successor corporation resulting from a merger or consolidation with Great Lakes or a transfer of substantially all of the assets of Great Lakes if such successor or transferee shall adopt and continue the Plan by appropriate corporate action pursuant to provisions of the Plan.
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                                  ARTICLE III
                                  -----------

                                    BENEFITS
                                    --------

         3.1 Minimum Benefit after 1994. With respect to a Participant who is credited with an Hour of Service for periods of time after December 31, 1994 and during which time such Participant was an Employee of Great Lakes and ending with the most recent termination of employment with Great Lakes, the Retirement Income of such Participant shall be the Retirement Income calculated pursuant to Plan provisions provided, however that for purposes of Section 5.1(a)(ii), the amount of three hundred sixty dollars shall be used in lieu of forty-eight dollars and the provisions of Section 8.1 of the ANR Supplement to this Plan shall not apply. For purposes of the Plan, the benefit calculated pursuant to this provision shall be considered a minimum benefit and not a frozen benefit.

         3.2 Great Lakes is a member of the same Controlled Group as The Coastal Corporation for purposes of the Plan, including Section 6.10 of Article VI, entitled "Assets for Benefit Payment."

2. Except for the preceding, all of the terms of the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, the Company and Great Lakes have caused this instrument to be executed by their duly authorized officers and their corporate seals to be affixed hereto as of the date indicated above, but effective as of the date indicated in this instrument.


ATTEST:                                         THE COASTAL CORPORATION
(Seal)


AUSTIN M. O'TOOLE                               By:  DAVID A. ARLEDGE
- -----------------                                   --------------------
Austin M. O'Toole                                   David A. Arledge
Senior Vice President and                           President and Chief
 Secretary                                          Executive Officer


ATTEST:                                         GREAT LAKES GAS TRANSMISSION
(Seal)                                           COMPANY


NARINDER J.S. KATHURIA                          By:  JAMES F. CORDES
- ----------------------                              ---------------------
Narinder J.S. Kathuria                              James F. Cordes
Associate General Counsel                           Chairman
  and Secretary